EXHIBIT 5.1

         [LETTERHEAD OF KATTEN MUCHIN ZAVIS ROSENMAN]


October 17, 2003

Alloy, Inc.
Board of Directors
151 West 26th Street, 11th Floor
New York, New York 10001

Gentlemen:

               We have acted as counsel to Alloy, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the
Securities and Exchange Commission (the "SEC") on October 15, 2003 (the "Registration Statement"), for resale by the holders thereof of $69,300,000 aggregate principal amount of the Company's 5.375% Convertible Senior Debentures due 2023 (the "Debentures") and 8,274,627 shares of common stock, par value $0.01 per share (the "Shares"), initially issuable upon conversion of the Debentures, you have requested our opinion with respect to the matters set forth below. The Debentures have been issued pursuant to the Indenture dated as of July 23, 2003 (the "Indenture"), between the Company and Deutsche Bank Trust Company Americas, as trustee, (the "Trustee").

               This  opinion  is  being   furnished  in   accordance   with  the
requirements of Item 601(b)(5) of Regulation S-K under the Act.

               In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Debentures and the Shares. For the purposes of this opinion, we have assumed that proceedings to be taken in the future will be timely completed in the manner proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this opinion.

               As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

               In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

               We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

               Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

               1. The Indenture has been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

               2. The Debentures have been duly authorized by all necessary corporate action of the Company and constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

               3. The Shares initially issuable upon due conversion of the Debentures in accordance with the terms of the Debentures and the Indenture have been duly authorized and reserved for issuance upon conversion of the Debentures, and the Shares, if any, issued upon due conversion of the Debentures in accordance with the terms of the Debentures and the Indenture (assuming the Debentures were duly convertible on the date hereof), would, if issued and delivered today, be validly issued, fully paid and non-assessable.

               The opinions rendered in paragraphs 1 and 2 above relating to the enforceability of the Indenture and the Debentures, respectively are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, reorganization, moratorium or other similar laws (including judically developed doctrines with regard to such laws) relating to or affecting the rights and remedies of creditors generally; (ii) the effects of general principles of equity, whether applied by a court of law or equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public

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policy;  (iv) we express no opinion  concerning the enforceability of the waiver of rights or defenses contained in Section 6.7 of the Indenture; and (v) the enforceability of any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy.

               We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the Debentures of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

                With your consent, we have assumed for purposes of this opinion that (i) each of the parties to Indenture and the Debentures (collectively the "Operative Documents") other than the Company, (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party; (ii) the Trustee has duly authorized, executed and delivered the Indenture; (iii) the Trustee has duly authorized, authenticated and delivered the Debentures; (iv) each Operative Document constitutes the Trustee's legally valid and binding agreement, enforceable against it in accordance with its terms; and (v) the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status or nature or extent of the business of any parties to the Documents.

               This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

               We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters." In giving this consent we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

                                              Very truly yours,

                                              /s/ Katten Muchin Zavis Rosenman

                                              Katten Muchin Zavis Rosenman



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